Calculation of Filing Fee Tables
S-8
Blue Laser Fusion, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.0001 par value per share	Other	2,129,008	$ 27.50	$ 58,547,720.00	0.000087	$ 5,093.65
2	Equity	Common Stock, $0.0001 par value per share, issuable upon exercise of outstanding options	Other	1,155,632	$ 4.07	$ 4,703,422.24	0.000087	$ 409.20
Total Offering Amounts:						$ 63,251,142.24		$ 5,502.85
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 5,502.85
Offering Note
[1]	(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 416(a) under the Securities Act, this registration statement also covers an indeterminate number of additional shares of Common Stock that may become issuable under the Blue Laser Fusion, Inc. 2026 Stock Incentive Plan (the "2026 Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of outstanding shares of Common Stock. (2) The fee rate is the rate in effect for the fiscal year in which this registration statement is filed, as set by the Securities and Exchange Commission pursuant to Section 6(b) of the Securities Act. (3) Represents 2,129,008 shares of Common Stock reserved and available for future awards under the 2026 Plan as of October 14, 2026. Because there is currently no established trading market for the Common Stock, the proposed maximum offering price per share is estimated in good faith pursuant to Rule 457(h) on the basis of $27.50 per share, the price at which shares of Common Stock were sold in the registrant's private placement, the most recent closing of which occurred on October 14, 2026.

[2]	(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 416(a) under the Securities Act, this registration statement also covers an indeterminate number of additional shares of Common Stock that may become issuable under the Blue Laser Fusion, Inc. 2026 Stock Incentive Plan (the "2026 Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of outstanding shares of Common Stock. (2) The fee rate is the rate in effect for the fiscal year in which this registration statement is filed, as set by the Securities and Exchange Commission pursuant to Section 6(b) of the Securities Act. (4) Represents 1,155,632 shares of Common Stock issuable upon the exercise of stock options outstanding under the 2026 Plan. Pursuant to Rule 457(h), the proposed maximum offering price per share is based on $4.07, the weighted-average exercise price of such options as of October 14, 2026 (rounded up to the nearest whole cent).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources